Exhibit 15.2

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File no. 333-298880) and F-3 (File no. 333-298338) of our report dated October 30, 2026, with respect to the consolidated financial statements of Intercont (Cayman) Limited and its subsidiaries, included in this Annual Report on Form 20-F for the year ended June 30, 2026.

/s/ Assentsure PAC

Singapore

October 30, 2026